Execution Copy

FIFTH AMENDMENT

TO

AMENDED AND RESTATED

SECURITIES LENDING MANAGEMENT AGREEMENT

Fifth Amendment dated as of June 4, 2013 (the “Amendment”) to the Amended and Restated Securities Lending Management Agreement dated as of January 16, 2009, as amended (the “Agreement”) by and between each of the entities on Annex B to the Agreement and Credit Suisse AG, New York Branch (f/k/a Credit Suisse, New York Branch).

In consideration of the mutual representations, warranties and covenants contained in the Agreement, the parties hereto hereby agree as follows:

Schedule 1 is amended by deleting it in its entirety and replacing it with the Schedule 1 attached hereto.

Except as otherwise set forth herein, the Agreement shall remain unchanged and in full force and effect. From and after the date hereof, any reference to the Agreement shall be a reference to the Agreement as amended hereby.

This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one instrument. This Amendment may be delivered by the e-mail exchange of PDF copies of the executed counterparts with the same effect as if the parties had exchanged executed original counterparts.

THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the day and year first written above.

CREDIT SUISSE AG, NEW YORK BRANCH		RIDGEWORTH FUNDS

By	/s/ David Dahill	By	/s/ Julia R. Short
Name:	David Dahill	Name:	Julia R. Short
Title:	Authorized Signatory	Title:	President & Chief Executive Officer

By	/s/ Louis J. Impellizeri
Name:	Louis J. Impellizeri
Title:	Authorized Signatory

Execution Copy

SCHEDULE I TO SECURITIES LENDING MANAGEMENT AGREEMENT

List of Approved Borrowers

1.	Barclays Capital Inc.
2.	BNP Paribas Prime Brokerage, Inc.
3.	BNP Paribas Securities Corp.
4.	Citigroup Global Markets Inc.
5.	Commerz Markets LLC
6.	Credit Suisse Securities (USA) LLC
7.	Daiwa Capital Markets America Inc. (f/k/a Daiwa Securities America Inc.)
8.	Deutsche Bank Securities Inc.
9.	Goldman Sachs & Co.
10.	HSBC Securities (USA) Inc.
11.	Jefferies LLC (f/k/a Jefferies & Company Inc.)
12.	J.P. Morgan Clearing Corp.
13.	Merrill Lynch, Pierce, Fenner & Smith Incorporated
14.	Mizuho Securities USA Inc.
15.	Morgan Stanley & Co. LLC (f/k/a Morgan Stanley & Co., Incorporated)
16.	MS Securities Services Inc.
17.	National Financial Services LLC
18.	Nomura Securities International Inc.
19.	RBS Securities Inc.
20.	SG Americas Securities, LLC
21.	Societe Generale, New York Branch
22.	UBS Securities LLC